Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 2021, relating to the financial statements of Independence Energy LLC from, and appearing in, Registration Statement No. 333-258157 on Form S-4 of Crescent Energy Company (formerly known as “IE PubCo Inc.”), as amended.

/s/ Deloitte & Touche LLP

Houston, Texas

December 10, 2021